Exhibit 10(9)


                        CONTRACT FOR SALE OF REAL ESTATE


     South Grove Landing, LLC (the "Vendor"), offers to sell to Mutual Savings Bank (the "Purchaser"), the following described unimproved outlot real estate located generally in the southeast quadrant of State Road 135 and Whiteland Road, Johnson County, Indiana, comprised of the legal description which is to be agreed upon in advance of closing and attached hereto as Exhibit A but in the interim is depicted as Lot 1 in the multi-use complex attached as Exhibit B (all referred to as the "Real Estate") for Six Hundred Fifty Thousand Dollars ($650,000.00) (the "Purchase Price"), subject to the following written terms and conditions:

1.   Payment. The Purchase Price shall be paid as follows:

     1.1 Earnest Money Deposit. Purchaser shall tender within two (2) days of acceptance to Cutsinger & Schafstall (as Escrow Agent) for placement in an interest bearing account, simultaneous with Purchaser's acceptance of this Contract, Ten Thousand Dollars ($10,000.00) (the "Earnest Money"). The Earnest Money and any interest earned thereon shall be applied to the Purchase Price and shall be credited first to any portion thereof payable in cash at the time of closing, or until termination of this agreement, at which time it will be returned to purchaser unless purchaser is in default of this agreement. The Earnest Money shall be returned immediately to Purchaser if this offer is not accepted.

     1.2 Payment on Closing. On closing this transaction, Purchaser shall pay the Purchase Price less the Earnest Money in cash to Vendor.

2. Conditions of Offer. In addition to other provisions of this Contract, the Purchaser's obligations hereunder are subject to satisfaction of the following conditions unless waived in whole or in part:

     2.1  By Vendor:

          2.1.1. Curb Cuts. That Vendor is able to secure INDOT approval for at least one of the commercial curb cuts on State Road #135 and a Johnson County curb cut approval on Whiteland Road to be located in proximity to Lot 1.

          2.1.2. Lot Access. Vendor, subject to appropriate County planning and zoning approval, will permit purchaser to have two (2) points of entrance/exit for Lot 1. One entrance will be on the South side and one will be located on the East side of said Lot. In the event appropriate governmental approval is not granted, purchaser may reserve the right to not proceed to closing.

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          2.1.3.  Drainage.  Subject  to  Vendor  securing  before  closing  the necessary easements and government approval for the drainage requirement of the entire complex depicted on Exhibit B.

          2.1.4. Water and Sewer Utilities. Subject to Vendor securing before closing necessary easements and the right to access sanitary sewer and water utilities at rates and connection fees satisfactory to Vendor.

          2.1.5. Deed Restriction against the Balance of the Entire Complex Depicted in Exhibit B. Subject to Vendor and Vendor's counsel securing and approving specific language in advance of closing that addresses Purchaser's desire to restrict the complex to Purchaser having the exclusive right on and therein to a Financial Institution offering deposit, trust, loan, ATM, nightly deposit and other financial service products but this shall not preclude ATM type facilities and business in which such services are secondary.

          2.1.6. Pylon Signage. Subject to Vendor securing pylon signage approval on Whiteland Road and State Road #135 before closing that accommodates Purchaser and other contemplated occupants of the entire complex (Exhibit B).

          2.1.7. Owners Association. Subject to Vendor creating an owners association structure before closing acceptable to Purchaser, which addresses a sharing of cost after installation by all owners in the maintenance and or replacement of signage, drainage, facilities, parking and striping within the complex, lighting, snow and ice concerns and any other matters of common owners involvement.

          2.1.8. Approval of Improvements. Subject to Purchaser securing Vendor's written approval of the improvements to be constructed on Lot 1 before construction commences, which approval will not be unreasonably withheld.

          2.1.9. That Vendor will complete its contract purchase of the Real Estate before closing.

          2.1.10. Zoning and Subdivision Approvals. Seller represents and warrants that the Property is suitably zoned to a zoning classification compatible with Buyer's intended use of the Property as a (bank branch, lock-box, drive-up, ATM, etc.) with all necessary classifications, variances, permissions, exceptions, conditional uses, plat and other approvals required for said purpose. Buyer may verify such matters to its satisfaction and, in the event Buyer determines that it requires any approvals, consents, or other documentation with respect to the zoning or subdivision of the Property, Seller will execute all necessary consents and other documents necessary for the filing of zoning petitions or subdivision plats and obtaining the

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               zoning,    subdivision,    conditional   use,   and   appropriate
               governmental approvals.

     2.2 Conditions of Purchaser's Purchase. The Purchaser's obligation to purchase the Real Estate is subject to the satisfaction, or written waiver by Purchaser of the following conditions precedent:

          2.2.1. Title. Purchaser, at Purchaser's expense, shall order title work with coverage equal to the given Real Estate's Purchase Price which eliminates the standard survey exception and which otherwise lists exceptions acceptable to Purchaser. The binder and policy shall delete all standard exceptions and shall also contain an ALTA 3.0 zoning endorsement, an ALTA 17 public access endorsement, a contiguity endorsement and an ALTA 9 comprehensive endorsement. If this transaction closes, the cost hereof will be a credit against the Purchase Price.

          2.2.2. Survey. Purchaser, at Purchaser's expense shall secure a minimum standard ALTA land title survey that is satisfactory to Purchaser and to the title company to eliminate its standard survey exception and which delineates rights-of-way, floodplain and floodway areas and wetlands as to location and acreage.

          2.2.3. Utility Service and Storm Drainage. That utilities customarily involved in serving Vendor's commercial use will be within reasonable proximity thereto with sufficient capacity for
               Purchaser's facility with the right to connect thereto at a normal and/or connection fee acceptable to Purchaser. Notwithstanding this condition, as stated, Purchaser acknowledges that city water and sewers are not at the property line and will require Vendor to secure easements within which to extend such utility service.

          2.2.4. Soil Conditions. Purchaser, or his designated parties, at Purchaser's sole expense, shall have the privilege, during the term of this Agreement, of going upon the Real Estate to inspect, examine, make engineering tests and to update Vendor's present environmental test (Audit One), if any, issued in Purchaser's name or to secure a new Audit One Report or other studies deemed appropriate by Purchaser to determine the suitability of the Real Estate for Purchaser's intended commercial use.

               Purchaser shall promptly restore the realty so disturbed to the condition reasonably matching the pre-disturbed condition and shall indemnify and hold Vendor harmless for damages occasioned thereby which will survive closing.

          2.2.5. Vendor's Informational Data. Vendor shall within fifteen (15) days after the Effective Date of this Agreement give to Purchaser all surveys, site plans, environmental reports, soil reports, appraisals, engineering


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               reports,  and other  plans,  diagrams  or  studies of any kind in
               Vendor's possession which relate to this Real Estate.

3. Vendor's Warranties and Representations. Vendor hereby represents and warrants that the following are as of the date hereof, and will be at all closings, true and correct and will survive closing for a period of one (1) year after closing with Vendor to be liable to Purchaser from any breaches thereof including reasonable attorney fees.

     3.1 Re: Title. That Vendor is an entity to be formed as an Indiana LLC and is entitled by way of assignment from Duke Development Group, LLC to be the contract buyer of the Real Estate and the realty that is the balance of the complex. Vendor represents that it will be the fee simple title to the Real Estate on or before closing and is unaware of any adverse conditions to such title, including but not limited to:

          3.1.1.  Contract  rights,  verbal,  written,   recorded,   unrecorded,
               including leases that claim an interest in the Real Estate;

          3.1.2. No citations, statute or ordinance violations;

          3.1.3. No restrictions that prohibit Purchaser's use, other than the conditions in Item 2;

          3.1.4. No litigation or threatened litigation; and

          3.1.5. No notice of special assessments.

     3.2 Re: Survey. Vendor is unaware of any gaps, encroachments or other limitations adverse to Purchaser's proposed use including, but not limited to:

          3.2.1. Adverse possession rights or threats; and

          3.2.2. Prescriptive easement rights or threats.

     3.3 Re: Status of Soils. To the best of Vendor's knowledge, the Real Estate is free of underground storage tanks, farmer non-toxic dumpsites that may cause gumbo soils, wetlands or excessive ponding and any toxic contamination by virtue of its prior use or by infiltration or any other condition known to Vendor that would be adverse to Purchaser's proposed use of the Real Estate.

     3.4 Approval of Purchaser's Proposed Improvements. The written approval required under Item 2.1.8 hereof shall be confirmed before closing.

4.   Closing.

     4.1 Due Diligence by Vendor. Vendor shall have one hundred eighty (180) days after the Effective Date (later defined to be Acceptance Date of this proposal) within which to satisfy or waive Items 2.1.1 through
          2.1.9  inclusive,  are


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          satisfactory to Vendor with Vendor to give written notice to Purchaser within this interval of its intention to proceed or not to proceed.

     4.2  Due Diligence by Purchaser.  Purchaser  shall have one hundred  eighty
          (180) days after the Effective Date within which to satisfy or waive Items 2.2.1 through 2.2.5 inclusive and shall have the interval of 30 days in item 4.1 hereof to satisfy itself that Vendor's satisfaction or waiver of Items 2.1.1 though 2.1.9 inclusive are satisfactory to Purchaser with Purchaser to give written notice to Vendor within this interval of its intention to proceed or not to proceed.

     4.3 Closing. The parties shall have an insured closing with the title company who supplied the title work under Item 2.2.1 and share equally in the cost for same, which closing shall occur at a time and place satisfactory to Vendor and Purchaser but no later than twenty (20) days after Item 4.1 is satisfied, that Vendor and Purchaser agree to proceed to closing.

     4.4 Closing Documents. Vendor, at Vendor's cost, shall execute and deliver to Purchaser at closing the following for the Real Estate:

          4.4.1. A special warranty deed;

          4.4.2. A vendor's affidavit satisfactory to Purchaser and to the title company;

          4.4.3. An auditor's disclosure form;

          4.4.4. A non-foreign affidavit;

          4.4.5. The Deed Restriction agreed to as mentioned in Item 2.1.5 in a form capable of recordation.

     4.5 Possession. Possession of the Real Estate shall be given to Purchaser at closing free and clear of any possessor rights.

5. Taxes and Assessments. Vendor and Purchaser shall seek to breakout the tax component of Lot 1 from the taxes for the entire complex and Purchaser shall assume and pay all such real estate taxes due and payable for such breakout tax component after closing and shall pay all assessments for municipal improvements relative to Lot 1 which became a lien after closing.

     Default. If Vendor, without legal cause, fails to perform or breaches any of the covenants, representations, terms or conditions of this Agreement, Vendor shall return all the Earnest Money to Purchaser. and Purchaser may further immediately pursue any rights or remedies available at law or in equity, including specific performance.

     If Purchaser, without legal cause, fails to perform any of the covenants, terms or conditions of the Agreement, the Earnest Money shall be retained by Vendor, and Vendor may further immediately pursue any rights or remedies available at law or in equity, including specific performance.

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6.   Attorney's  Fees.  Any signatory to this  Agreement  who is the  prevailing party in any legal or equitable proceeding against any other signatory brought under, or with relation to, this Agreement or transaction shall be additionally entitled to recover court costs and reasonable attorney's fees from the non-prevailing party.

7.   Miscellaneous.

     7.1 Representations Regarding Brokers. Vendor, if this transaction closes, shall pay any commission to Duke & Company Realty, Inc. (Vendor's Agent). Vendor and Purchaser each represent and warrant to the other that neither has employed, retained or consulted any other broker or agent, in carrying on the negotiations in connection with this Agreement or the purchase and sale described herein, and Vendor and Purchaser shall each indemnify and hold the other harmless from and against any and all claims, demands, causes of action, debts, liabilities, judgments and damages (including costs and reasonable attorneys' fees incurred in connection with the enforcement of this indemnity) which may be asserted or recovered against the indemnitor's breach of this representation and warranty. The indemnity in this paragraph shall survive the closing or any termination of this Agreement.

     7.2 Notices. Any notice, consent, approval, waiver, and election which any party shall be required or permitted to make or give under this Agreement shall be in writing and shall be deemed to have been sufficiently made or given if delivered by hand, courier, facsimile (with confirmation of receipt), overnight delivery service (such as Federal Express or United Parcel Service), or certified mail, return receipt requested, and addressed to the respective parties at the address set forth below:

                  To Purchaser:     Mutual Savings Bank
                                    Attn: David A. Coffey
                                    80 E. Jefferson St.
                                    Franklin, IN 46131

                  To Vendor:        Attn:  Michael J. Duke
                                    South Grove Landing, LLC
                                    4300 N Road 725 West
                                    Bargersville, IN  46106

          Such notices shall be deemed received upon delivery when delivered by hand, by courier or by overnight delivery service; and upon receipt when mailed as provided above. Each notice given by facsimile shall be deemed given on the date shown on the sender's copy thereof or confirmation notice showing date, time of transmission and number of pages transmitted. Refusal to accept, or inability to deliver because of changed address or facsimile number of which no notice was given in the manner specified herein, shall be deemed received on the date of such refusal of delivery or inability to deliver.

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Either party may, from time to time,  change the address in the manner specified herein to which notices shall be given by dispatch of notice of such change to the other party in the manner specified herein, except that no party may change its address to other than a street address. Any notice given that does not conform to this paragraph shall be effective only upon receipt.

     7.3 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, Vendor and Purchaser and their respective successor and assigns.

     7.4 General. The headings of the paragraphs set forth herein are for convenience only, and shall not affect the meanings or interpretations of the contents thereof. The use herein of the singular term shall include the plural, and the use of the masculine, feminine or neuter gender shall include all other where appropriate. The term "Agreement" as used herein means the contract arising between the parties on the terms of this document after acceptance and execution by Vendor.

     7.5 Entire Agreement. This Agreement, with Exhibits attached, constitutes the entire agreement between Vendor and Purchaser with respect to the subject matter hereof, and there are no other agreements, promises, covenants, terms, provisions, conditions, undertakings, or understandings, either oral or written, between them concerning the
          Real Estate other than those herein set forth. No subsequent alteration, amendment, change, deletion or addition to this Agreement shall be binding upon Vendor or Purchaser unless made in writing and signed by both Vendor and Purchaser.

     7.6 Governing Law. This Agreement shall be constructed in accordance with the laws of the State of Indiana.

     7.7 Non-Waiver. No delay, forbearance or neglect by Purchaser in the enforcement of any of the conditions of this Agreement or any of the Purchaser's rights or remedies hereunder shall constitute or be construed as a waiver thereof. No waiver of any of the conditions of this Agreement by Purchaser shall be effective unless expressly and affirmatively made and given by Purchaser in writing.

     7.8 Unenforceable or Inapplicable Provisions. If any provision hereof is for any reason determined by a court of competent jurisdiction to be unenforceable, the other provisions hereof will remain in full force and effect in the same manner as if such unenforceable provision had never been included herein.

     7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall collectively constitute a single agreement.

     7.10 Construction. Vendor and Purchaser acknowledge that each has participated in the arms-length negotiation of this Agreement and the drafting hereof. Both Vendor and Purchaser has had this Agreement reviewed and approved by each of


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          their respective  legal counsel,  and that the terms of this Agreement shall not be construed against either as the draftsman hereof.

     7.11 Business Days. If the final day of any period or any date of performance under this Agreement falls on a Saturday, Sunday or legal holiday, then the final day of the period or the date of performance shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

     7.12 Assignment. Purchaser may not assign this Agreement without Vendor's written consent, which will not be unreasonably withheld.

     7.13 Time of Essence. Time shall be of the essence of this Agreement and in effecting the closing.

     7.14 Facsimile Documents. The parties hereto agree that documents transmitted by facsimile transmission shall be deemed to be written instruments, and shall be binding on the parties executing and delivering such documents.

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     The undersigned, being duly authorized to execute this "Agreement" and bind their entity party, execute this "Agreement" with the date of execution noted but with the Effective Date of this "Agreement" to be the last date of execution. This Agreement shall be null and void unless the Effective Date is on or before 1:00 p.m. of January 24, 2005.



MUTUAL SAVINGS BANK                      SOUTH GROVE LANDING, LLC

By:  /s/ David A. Coffey                 By:  /s/  Michael J. Duke
   --------------------------------         ---------------------------------

Printed:  David A. Coffey                Printed: Michael J. Duke

Title:    EVP/COO                        Title:   Manager

Date and Time:  1/21/05   2:30 p.m.      Date and Time: 1/24/05    10:00 a.m.

          Vendors                                    Purchaser


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                                    EXHIBIT A


                                LEGAL DESCRIPTION



Lot #1 of South Grove Commercial Subdivision Johnson County, Indiana.



Subject to final plat approval.

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                                    EXHIBIT B


                               SOUTH GROVE LANDING
                             COMMERCIAL SUBDIVISION




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